Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

JUNE 12, 2014

CHESAPEAKE OILFIELD OPERATING, L.L.C. ANNOUNCES PRICING OF $500

MILLION PRIVATE PLACEMENT OF 6.5% SENIOR NOTES DUE 2022

OKLAHOMA CITY, JUNE 12, 2014 – Chesapeake Oilfield Operating, L.L.C., (the “Company”), an indirect wholly-owned subsidiary of Chesapeake Energy Corporation (“Chesapeake”) (NYSE: CHK) that will be renamed Seventy Seven Energy Inc. in connection with its previously announced spin-off from Chesapeake, announced today the pricing of $500 million in aggregate principal amount of 6.5% senior unsecured notes due 2022 (the “Notes”) in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers. The Notes mature on July 15, 2022 and will be issued at par.

The Company intends to use the net proceeds from the private placement to make a cash distribution to COS Holdings, L.L.C., its direct parent, to repay all outstanding indebtedness under the Company’s new asset backed lending credit facility to be entered into in connection with the spin-off and for general corporate purposes. The offering of the Notes is not conditioned on the consummation of the spin-off from Chesapeake.

The offering of the Notes is expected to close on June 26, 2014, subject to customary conditions.

The securities to be sold have not been registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company plans to offer and sell the notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 10th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company’s operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns substantial marketing, compression and oilfield services businesses. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

About Chesapeake Oilfield Operating, L.L.C. (to be renamed Seventy Seven Energy Inc.)

Chesapeake Oilfield Operating, L.L.C. is currently an indirect wholly-owned subsidiary of Chesapeake Energy Corporation. The Company is a diversified oilfield services company that provides a wide range of wellsite services and equipment to U.S. land-based exploration and production customers operating in unconventional resource plays. The Company’s primary services include drilling, hydraulic fracturing, oilfield rentals, rig relocation and water transport and disposal. The Company is headquartered in Oklahoma City, Oklahoma.

This press release includes statements that may constitute forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Factors that can affect future results are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new information or events

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION

Gary T. Clark, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154